Exhibit 99.2

AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF EVOLV INC.
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012
AND THE NOTES RELATED THERETO

EVOLV INC.
BALANCE SHEETS

	December 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$6,821,043	$4,041,537
Restricted cash	100,421	200,963
Trade accounts receivable, less allowance for doubtful accounts of $100,400 as of December 31, 2013 and 2012	1,287,337	564,105
Unbilled revenue	116,547	—
Prepaid expenses and other current assets	240,598	312,681
Total current assets	8,565,946	5,119,286

Property and equipment, net	257,156	73,520
Intangible assets, net	212,135	552,593
Total Assets	$9,035,237	$5,745,399

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$294,423	$308,656
Accrued expenses and other liabilities	151,228	107,128
Accrued compensation and benefits	892,748	1,131,982
Current portion of long-term debt	943,736	1,433,349
Deferred revenue	1,695,937	604,779
Total current liabilities	3,978,072	3,585,894

Long-term debt, net of current portion	200,000	1,143,736
Deferred revenue, net of current portion	511,679	603,389
Preferred stock warrants	117,502	127,019
Total liabilities	4,807,253	5,460,038

Commitments and contingencies (Note 5)

Series A convertible preferred stock, $0.001 par value - 3,585,000 shares authorized, 3,525,000 shares issued and outstanding as of December 31, 2013 and 2012, (aggregate liquidation value $3,525,000)	3,444,575	3,444,575
Series B convertible preferred stock, $0.001 par value - 6,783,868 shares authorized, 6,710,638 shares issued and outstanding as of December 31, 2013 and 2012, (aggregate liquidation value $8,247,374)	8,174,579	8,174,579
Series C convertible preferred stock, $0.001 par value - 5,634,451 shares authorized, 5,597,014 shares issued and outstanding as of December 31, 2013 and 2012, (aggregate liquidation value $15,749,997)	15,634,997	15,634,997
Series D convertible preferred stock, $0.001 par value - 5,000,000 shares authorized, 4,960,317 and 0 shares issued and outstanding as of December 31, 2013 and 2012, respectively (aggregate liquidation value $14,999,999 in 2013 and $0 in 2012)	14,844,416	—
Common stock $0.001 par value: 30,000,000 and 24,000,000 shares authorized as of December 31, 2013 and 2012, respectively; 3,761,840 and 3,735,308 shares issued and outstanding at December 31, 2013 and 2012, respectively	3,763	3,736
Additional paid-in capital	955,270	338,223
Accumulated deficit	(38,829,616)	(27,310,749)
Total stockholders’ equity	4,227,984	285,361
Total Liabilities and Stockholders’ Equity	$9,035,237	$5,745,399
The accompanying notes are an integral part of these financial statements.

EVOLV INC.
STATEMENTS OF OPERATIONS

	Year Ended
	December 31,
	2013	2012
Revenue	$5,421,954	$4,617,790
Cost of revenue	5,257,939	4,793,858
Gross profit (loss)	164,015	(176,068)
Operating expenses:
Research and development	3,931,772	3,879,302
Sales and marketing	4,917,994	3,682,904
General and administrative	2,676,650	1,584,776
Total operating expenses	11,526,416	9,146,982
Operating loss	(11,362,401)	(9,323,050)

Other income (expense)
Interest expense	(176,795)	(189,409)
Other income, net	20,329	6,004
Total other income (expense)	(156,466)	(183,405)
Net loss	$(11,518,867)	$(9,506,455)

The accompanying notes are an integral part of these financial statements.

EVOLV INC.
STATEMENTS OF STOCKHOLDERS’ EQUITY

	Convertible Preferred Stock
	Series A		Series B		Series C		Series D		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders' Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at January 1, 2012	3,525,000	$3,444,575	6,710,638	$8,174,579	5,597,014	$15,634,997	—	$—	3,679,626	$3,680	$44,108	$(17,804,294)	$9,497,645
Exercises of stock options	—	—	—	—	—	—	—	—	45,682	46	14,058	—	14,104
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	274,003	—	274,003
Issuance of common stock to nonemployees	—	—	—	—	—	—	—	—	10,000	10	6,054	—	6,064
Net loss	—	—	—	—	—	—	—	—	—	—	—	(9,506,455)	(9,506,455)
Balance at December 31, 2012	3,525,000	$3,444,575	6,710,638	$8,174,579	5,597,014	$15,634,997	—	$—	3,735,308	$3,736	$338,223	$(27,310,749)	$285,361
Issuance of Series D convertible preferred stock, net of issuance cost	—	—	—	—	—	—	4,960,317	14,844,416	—	—	—	—	14,844,416
Exercises of stock options	—	—	—	—	—	—	—	—	13,532	14	18,119	—	18,133
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	585,734	—	585,734
Issuance of common stock to nonemployees	—	—	—	—	—	—	—	—	13,000	13	13,194	—	13,207
Net loss	—	—	—	—	—	—	—	—	—	—	—	(11,518,867)	(11,518,867)
Balance at December 31, 2013	3,525,000	$3,444,575	6,710,638	$8,174,579	5,597,014	$15,634,997	4,960,317	$14,844,416	3,761,840	$3,763	$955,270	$(38,829,616)	$4,227,984

The accompanying notes are an integral part of these financial statements.

EVOLV INC.
STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(11,518,867)	$(9,506,455)
Depreciation and amortization	424,389	449,915
Amortization of debt discount	59,300	26,735
Change in fair value of warrant liability	(9,517)	56,182
Stock-based compensation expense	585,734	274,003
Changes in operating assets and liabilities:
Accounts receivable, net	(723,232)	68,075
Unbilled revenue	(116,547)	—
Prepaid expenses and other current assets	12,784	(25,928)
Accounts payable	(14,235)	(1,061)
Accrued expenses and other liabilities	44,100	4,645
Accrued compensation and benefits	(239,234)	506,856
Deferred revenue	999,449	295,302
Net cash used in operating activities	(10,495,876)	(7,851,731)

Cash flows from investing activities:
Purchases of property and equipment	(267,567)	(49,992)
Net cash used in investing activities	(267,567)	(49,992)

Cash flows from financing activities:
Net borrowings on line of credit	—	925,308
Payments of principal on long-term debt	(1,433,349)	(1,147,517)
Proceeds from exercise of stock options	18,133	14,104
Proceeds from issuance of common stock to nonemployees	13,207	6,064
Proceeds from issuance of preferred stock series D, net of issuance costs of $155,000	14,844,416	—
Net cash provided by (used in) financing activities	13,442,407	(202,041)

Net increase (decrease) in cash and cash equivalents	2,678,964	(8,103,764)
Cash and cash equivalents at beginning of period	4,242,500	12,346,264
Cash and cash equivalents at end of period	$6,921,464	$4,242,500

Supplemental cash flow disclosure:
Cash paid during the period for:
Interest	$117,496	$162,675

The accompanying notes are an integral part of these financial statements.

EVOLV INC.
NOTES TO FINANCIAL STATEMENTS
Note 1 - Summary of significant accounting policies
Organization and description of business
Evolv Inc. (the “Company”) is a Delaware corporation, headquartered in San Francisco, California, with the majority of its business activities in the United States. The Company is a leading provider of software-as-a-service, or SaaS, that helps solve workforce performance issues by utilizing a configurable cloud services platform. Evolv’s patent-pending technology platform unifies and supplements existing data from current systems, then utilizes that dataset to identify fact-based workforce insights that drive measurable ROI. By using objective, data-driven methodology, Evolv helps companies uncover the core reasons behind workforce performance, enabling executives to make better operational business decisions.

Basis of Presentation
The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and assumed continuation of the Company as a going concern. The company incurred net losses of $11,518,867 and $9,506,455 and used cash in operations of $10,495,876 and $7,851,731 for the years ended December 31, 2013 and 2012, respectively. As of December 31, 2013, the accumulated deficit was $38,829,616. These factors, among others, raised substantial doubt about the Company’s ability to continue as a going concern. These financial statements due not include any adjustments related to the recoverability and classification of assets or the amounts and classification of recorded liabilities that might be necessary should the company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flows to meets its obligations on a timely basis, to obtain additional financing and ultimately attain profitability. The Company is seeking to generate additional revenue and obtain additional financings to meets its cash flows spending requirements. Such funding, may not be available at terms acceptable to the Company, if at all, and if not obtained, may adversely affect the ability of the Company to fund operations.
Use of estimates
The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant items subject to such estimates and assumptions include, but are not limited to, the accounting for revenue recognition, tax valuation allowance, allowance for doubtful accounts, stock-based compensation, deferred revenue, valuation of intangible assets and useful lives of property and equipment. These estimates and assumptions are based on management’s best judgment. Management evaluates its estimates and assumptions using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. As future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates.
Subsequent Events
Management has evaluated events from the balance sheet date through to July 24, 2014, the date the financial statements were available for issuance, for items that may require adjustments to, or disclosure in, the financial statements (note 10).

Cash and cash equivalents
The Company maintains all cash and cash equivalents in on-demand bank accounts and money market accounts. All of the Company’s cash equivalents are carried at fair value. Interest and dividends are included in interest income when earned. The carrying amounts and estimated fair value of cash and cash equivalents are the same as there are no unrealized gains or losses in the cash and money market funds held.
The Company held funds in certificates of deposits totaling $100,421 and $200,963 as of December 31, 2013 and 2012, respectively, in connection with credit card and banking arrangements. These amounts are presented as restricted cash in the accompanying balance sheets.

Concentrations of risk
Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. Cash equivalents consist of money market funds, which are invested through financial institutions in the United States. Such deposits may, at times, exceed federally insured limits. The Company has not experienced any losses in such accounts.

The Company performs periodic credit evaluations of customers to assess the probability of accounts receivable collection based on a number of factors, including past transaction experience with the customer and review of the invoicing terms of the contract. The Company generally does not require collateral. The Company maintains reserves for potential credit losses on customer accounts when deemed necessary.
Revenue and accounts receivable for customers that accounted for 10% or more of revenue or accounts receivable for the years ended December 31, 2013 and 2012 are summarized below:

	December 31, 2013		December 31, 2012
	Revenue	Accounts receivable	Revenue	Accounts receivable

Customer A	31%	48%	35%	43%
Customer B	—	—	—	23%
Customer C	—	—	17%	25%
Customer D	—	13%	—	—
Customer E	—	12%	—	—
Customer F	14%	—	12%	—
Customer G	20%	—	11%	—
Trade accounts receivable
Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The Company maintains an allowance for doubtful accounts for estimated losses inherent in its accounts receivable portfolio.
In establishing the required allowance, management considers historical losses adjusted to take into account current market conditions and our customers’ financial condition, the amount of receivables in dispute, and the current receivables aging and current payment patterns. The Company reviews its allowance for doubtful accounts monthly, reviewing all invoices individually for collectability.
Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Write‑offs for 2013 and 2012 were $281,287 and $95,400, respectively.
Fair value of financial instruments
The carrying amounts of cash and cash equivalents, accounts receivables, accounts payable, accrued expenses and debt approximate fair value due to their relatively short-term maturities.
Fair value
The Company accounts for certain financial assets at fair value. The Company determines fair value based upon the exit price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, as determined by either the principal market or the most advantageous market. Inputs used in the valuation techniques to derive fair values are classified based on a three-level hierarchy.
These levels are:
Level 1 - Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.
Level 2 - Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3 - Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.
Observable inputs are based on market data obtained from independent sources.
The following tables provide the assets carried at fair value as of December 31, 2013 and 2012, respectively:

		Fair value measurements using
	Total fair value	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
December 31, 2013
Money market funds	6,388,889	6,388,889	—	—
Certificates of deposit	100,421	100,421	—	—
	$6,489,310	$ 6,489,310	$—	$—
December 31, 2012
Money market funds	3,583,702	3,583,702	—	—
Certificates of deposit	200,963	200,963	—	—
	$ 3,784,665	$ 3,784,665	$—	$—
Gross unrealized gains or losses for cash equivalent as of December 31, 2013 and 2012 were not material. Money market funds are included in cash and cash equivalents.
Property and equipment
Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation on property and equipment is calculated on the straight‑line method over the estimated useful lives of the respective assets, generally three to five years. Leasehold improvements are amortized over the shorter of the estimated useful lives of the leased assets or the lease term. Maintenance and repairs are charged to expense as incurred, and improvements are capitalized. When assets are retired or otherwise disposed of, the cost and accumulated depreciation or amortization are removed from the accounts, and any resulting gain or loss is reflected in the accompanying statements of operations.
The Company accounts for software development for internal use in accordance with ASC 350-40, Internal-Use Software. ASC 350-40 requires that entities capitalize certain costs related to internal-use software once certain criteria have been met. The Company did not capitalize any development costs during 2012 and 2013. Amortization expense associated with previously capitalized software development costs was $340,458 and $405,993 for the years ended December 31, 2013 and 2012, respectively.
Impairment or disposal of long‑lived assets
Long‑lived assets, including property and equipment and capitalized internal-use software, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset or asset group. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized as the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell, and would no longer be depreciated.
There were no impairment losses on long‑lived assets for the years ended December 31, 2013 and 2012.
Stock-based compensation
The Company measures all stock-based awards, including stock options, based on their estimated fair value on the grant date for awards to employees and on the date services are provided for awards to non-employees. The measurement of stock-based compensation for non-employees is subject to periodic adjustments as the options vest, and the expense is recognized over the period services are rendered.

The Company uses the Black-Scholes pricing model to determine the fair values of the stock options and amortizes the fair values of stock-based awards on a straight-line basis, over the requisite service period (generally the vesting period), for the portion of the stock-based award that is ultimately expected to vest.
The Company estimates forfeitures based on historical experience, at the time of grant and revises these estimates, if necessary, in subsequent periods if actual forfeitures differ from those estimates.
Convertible preferred stock warrant liability
The Company accounts for warrants to purchase convertible preferred stock as liabilities that are recorded at fair value on their initial issuance date and adjusted to fair value at each balance sheet date, with the change in fair value being recorded as a component of other income and expense.
Revenue recognition
The Company’s revenue is principally derived from subscription and implementation fees. The Company recognizes revenue when: (1) persuasive evidence exists of an arrangement with the customer reflecting the terms and conditions under which products or services will be provided; (2) delivery has occurred or services have been provided; (3) the fee is fixed or determinable; and (4) collection is reasonably assured.
For all revenue transactions, the Company considers a signed agreement or other similar documentation to be persuasive evidence of an arrangement. The Company presents revenue net of sales taxes and any similar assessments.
The Company generates subscriptions services revenue through the sale of access to its web-based software. These services include product maintenance and updates, and related support services. Setup services are also provided to customers in connection with subscription agreements.
For arrangements with multiple deliverables, we evaluate whether the individual service deliverables qualify as separate units of accounting. Generally, these service deliverables are bundled and do not have value to the customer on a standalone basis. In determining whether separate units of accounting exist, we considered (1) all up-front services are necessary and inseparable part of obtaining the subscription service (2) the up-front services have little or no value to the customers in the absence of the subscription service and (3) to date, no customers have performed the implementation services without the Company and there are currently no third-parties who offer these implementation services. Accordingly, the Company’s service deliverables are accounted for as a single unit of accounting. Revenue arrangements are recognized using the final deliverable model and therefore subscription revenue is recognized over the period beginning with the commencement of the last service delivered and over the remaining term of the subscription contract and revenue from setup fees is recognized on a straight-line basis over the estimated customer life, commencing with the start of recognition of the related subscription revenue. As of December 31, 2013 and 2012, the estimated customer life was four years, based on customer contract experience to date and management’s estimate of future customer termination activity.
Deferred revenue
Deferred revenue primarily consists of billings or payments received in advance of revenue recognition from the Company’s subscription services agreement, and is recognized as the revenue recognition criteria are met. The Company generally invoices its customers in annual, semi-annual or quarterly installments. Accordingly, the deferred revenue balance may not represent the total contract value of annual or multi-year, non-cancelable subscription agreements. Any revenue that has been deferred and is expected to be recognized beyond one year is classified as long-term deferred revenue in the balance sheets.
Cost of revenue
Cost of revenue consists of the infrastructure costs related to operating our software platform, maintaining the Company’s service and providing customer support, including the employee costs and overhead costs associated with supporting these functions.

Income taxes
Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.
Product development
The Company incurs product development expenses consisting of employee compensation, information technology, consulting, and facilities-related expenses. The Company incurs product development expenses primarily for improvements and enhancements to its software, development of new advertising products, and infrastructure costs such as facility and other overhead costs. Costs related to research, design and development of our products are expensed as incurred. When significant, software development costs are capitalized after establishment of technological feasibility and marketability until the product is available for general release to customers. Generally, our products are released soon after technological feasibility has been established. Costs subsequent to achieving technological feasibility were not material to our financial statements and all software development costs were expensed as incurred for the years ended December 31, 2013 and 2012, respectively.
Advertising expenses
Advertising is expensed as incurred as a component of sales and marketing expenses on the Company’s statements of income and comprehensive income. Advertising expense was approximately $865,954 and $350,711 for the years ended December 31, 2013 and 2012, respectively.
Research and Development
Research and development costs are charged to expense as incurred, and consist of personal costs and facility-related costs.
Comprehensive income
Comprehensive income is the same as net income for the years ended December 31, 2013 and 2012.
Recently issued accounting standards
In July 2013, the FASB issued Accounting Standards Update No. 2013-11 “Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists,” or ASU 2013-11, which provides guidance on the financial statement presentation of an unrecognized tax benefit when a net operating loss, or NOL, carryforward, a similar tax loss, or a tax credit carryforward exists. ASU 2013-11 supports the approach for companies to present an unrecognized tax benefit as a reduction of a deferred tax asset for a NOL or tax credit carryforward whenever the NOL or tax credit carryforward would be available to reduce the additional taxable income or tax due if the tax position is disallowed. This approach requires companies to assess whether to net the unrecognized tax benefit with a deferred tax asset as of the reporting date. ASU 2013-11 will be applied prospectively and is effective for annual periods beginning after December 15, 2013. The Company does not expect the adoption of ASU 2012-04 to have a material impact on its financial statements.
In May 2014, the FASB issued Accounting Standards Update No. 2014-09 “Revenue from Contracts with Customers,” or ASU 2014-09. The new standard enables companies to recognize revenue to depict the transfer of goods or services to customers in amounts that reflect the consideration to which the company expects to be entitled in exchange for those goods or services. This ASU generally supersedes existing revenue guidance, including industry-specific guidance. ASU 2014-09 will be applied prospectively and is effective for annual periods beginning after December 15, 2017. The Company is evaluating the effect of the adoption of ASU 2014-09 on its financial statements.

Note 2 - Property and equipment, net
Property and equipment consisted of the following as of:

	As of December 31,
	2013	2012

Computers software and equipment	$320,513	$191,554
Furniture and fixtures	26,459	4,692
Leasehold improvements	116,840	—
Property and equipment, gross	463,812	196,246
Accumulated depreciation and amortization	(206,656)	(122,726)
Property and equipment, net	$257,156	$73,520
Depreciation expense for the years ended December 31, 2013 and 2012 was $83,931 and $43,922, respectively.
Note 3 - Intangible assets
Intangible assets consisted entirely of internally developed capitalized software of the following as of:

December 31, 2013
	Amortization period	Gross carrying amount	Accumulated amortization	Net carrying amount

Internally developed software	3 years	$ 1,795,714	$ (1,583,579)	$ 212,135

December 31, 2012
	Amortization period	Gross carrying amount	Accumulated amortization	Net carrying amount

Internally developed software	3 years	$ 1,795,714	$ (1,243,121)	$ 552,593
Amortization expense for amortizing intangible assets was $340,458 and $405,993 for the years ended December 31, 2013 and 2012, respectively.
Based on the current amount of intangibles subject to amortization, the remaining balance will be amortized during the year ending December 31, 2014.
Note 4 - Debt
In May 2008, the Company entered into a loan agreement to borrow $1,500,000 (Loan #1). In connection with the loan, the Company granted warrants to the lender to purchase 60,000 shares of Series A convertible preferred stock at $1.00. The warrants are exercisable from the date of issuance and expire in 2018. Borrowings on the loan bear interest equal to the greater of (a) 1.75% above prime rate or (b) 6.75%. The loan is 42 months with interest-only payments for the first six months, followed by 36 months of principal and interest payments. The loan was paid in full and closed in 2012.
In June 2010, the Company entered into a loan agreement to borrow $3,000,000 (Loan #2). In connection with the loan, the Company granted warrants to the lender to purchase 73,230 shares of Series B convertible preferred stock at $1.229. The warrants are exercisable from the date of issuance and expire in 2017. Borrowings on the loan bear interest equal to the greater of (a) 2.75% above prime rate or (b) 6.75%. The loan is 42 months with interest-only payments for the first six months, followed by 36 months of principal and interest payments.
In May 2012 and as amended in December 2012, the Company entered into a loan agreement to borrow up to $2,000,000 (Loan #3). In connection with the loan, the Company granted warrants to the lender to purchase 32,107 shares of Series C convertible preferred stock at $2.814. The warrants are exercisable from the date of issuance and expire in 2019. Borrowings on the loan bear interest equal to 2.0% above the prime rate. The loan is 36 months with interest-only payments for the first six months, followed by 30 months of principal and interest payments. The Company only drew $1,000,000 of the available amount.
Borrowings under each of the loan agreements are collateralized by substantially all of the Company’s assets, excluding intellectual property. Each of the loan agreements includes certain covenants, and failure to perform any of the specified covenants may constitute an event of default. As of December 31, 2013 and 2012, the Company was either in compliance or had received a waiver for non-compliance.

	Loan #1	Loan #2	Loan #3	Total

December 31, 2011 balance	$182,230	$2,542,371	$—	$2,724,601
Loan draws	—	—	1,000,000	1,000,000
Principle payments	(182,230)	(965,286)	—	(1,147,516)
December 31, 2012 balance	$—	$1,577,085	$1,000,000	$2,577,085
Loan draws	—	—	—	—
Principle payments	—	(1,033,349)	(400,000)	(1,433,349)
December 31, 2013 balance	$—	$543,736	$600,000	$1,143,736
Loan draws	—	—	—	—
Principle payments	—	(543,736)	(400,000)	(943,736)
December 31, 2014 balance	$—	$—	$200,000	$200,000
Loan draws	—	—	—	—
Principle payments	—	—	(200,000)	(200,000)
December 31, 2015 balance	$—	$—	$—	$—
Interest expense related to the aforementioned debt was $117,496 and $162,675 and for the years ended December 31, 2013 and 2012, respectively.
Note 5 - Commitments and contingencies
Leases
The Company leases office space and furniture under non-cancelable operating leases that expire on various dates through the year ending December 31, 2015. Future minimum annual lease payments under these non-cancelable operating agreements are as follows:

Year ending December 31,

2014	$241,087
2015	48,348
Total minimum payments	$289,435
Rent expense for the years ended December 31, 2013 and 2012 was $326,496 and $257,758, respectively.

The Company also rents rack and server space in third-party colocation facilities. Some of these arrangements are month-to-month while others may be non-cancellable for up to 36 months. As of December 31, 2013, the Company had purchase commitments for future colocation facility rent under non-cancellable agreements as follows:

Year ending December 31,

2014	$788,247
2015	798,267
2016	720,342
2017	10,020
Total minimum payments	$2,316,876
Indemnifications
In the ordinary course of business, the Company may provide indemnifications of varying scope and terms to customers, vendors, lessors, business partners, and other parties with respect to certain matters, including, but not limited to, losses arising out of breach of such agreements, services to be provided by the Company, or from intellectual property infringement claims made by third parties. In addition, the Company has entered into indemnification agreements with directors and certain officers and employees that will require the Company, amount other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors, officers or employees.
The Company has not recorded any liability in connection with such indemnifications, as it believes that the maximum amount of future payments is not material and the likelihood of incurring such payments is remote.
Note 6 - Income taxes
The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate of 34% as follows:

	Year ending December 31,
	2013	2012

U.S. Federal taxes (benefit)	$(3,916)	$(3,233)
State tax, net of federal benefit	(2)	(497)
Change in valuation allowance	4,018	3,798
Research and development credits	(113)	(153)
Other	13	85
Provision for income taxes	$—	$—

Deferred tax assets (liabilities) consist of the following as of December 31:

	As of December 31,
	2013	2012
Deferred tax assets:
Net operating loss carryfoward	$10,174	$6,498
Research and development credits	467	372
Stock based compensation	300	111
Fixed assets	18	—
Non-deductible accrued expenses and reserves	696	771
Other	8	8
Gross deferred asset	11,663	7,760
Less: Valuation allowance	(11,623)	(7,737)
Deferred tax assets	$40	$23

Deferred tax liabilities:
Intangible assets	(40)	(23)
Deferred tax liabilities	$(40)	$(23)
Net deferred tax assets	$—	$—
As of December 31, 2013 and 2012, the Company has net operating loss carryforwards for federal income tax purposes of approximately $27,300,000 and $16,500,000, respectively, which expire beginning in the year 2027. At December 31, 2013 and 2012, the Company also has California net operating loss carryforwards of approximately $15,100,000 and $15,100,000, respectively, which expire beginning in the year 2017. In addition, the Company has federal research and development tax credits in 2013 and 2012 of approximately $600,000 and $500,000, which begin to expire in 2028. The Company also has California research and development tax credits of approximately $500,000 and $400,000 in 2013 and 2012, respectively, which can be carried forward indefinitely.
In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers projected future taxable income and tax planning strategies in making this assessment.
The Company has examined the valuation allowance at the end of the year and concluded that, on a more-likely-than-not basis, the Company cannot support its domestic deferred tax asset (DTA) and that an overall valuation allowance against such DTAs should remain unchanged. An evaluation of both positive and negative evidence resulted in the negative evidence outweighing the positive evidence. Specifically, the overriding negative evidence of historical loss without sufficient offsetting positive evidence validated the conclusion that a valuation allowance is necessary for the Company. It is more likely that not the Company will not be able to realize the Company’s deferred tax assets and thus there is need for the establishment of a valuation allowance. The Company intends to maintain a full valuation allowance on net deferred tax assets until sufficient positive evidence exists to support reversal of the valuation allowance.
The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company evaluated all of its tax positions for which the statute of limitations remained open and determined there were $290,000 and $382,000 of unrecognized tax benefits as of December 31, 2013 and 2012, respectively. As of December 31, 2013 and 2012, the Company did not have material interest or penalties associated with any unrecognized tax benefits. The Company does not anticipate the total amount of unrecognized tax benefits will significantly change by December 31, 2013.
The Company is subject to income taxes in the U.S. federal and state of California jurisdictions. Tax regulations within each jurisdiction are subject to interpretation of the related tax laws and regulations and require the application of significant judgment. The Company is not subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for the years before 2007.

Note 7 - Stock-based compensation plan awards
In 2008, the Company adopted a stock plan (the “Plan”) pursuant to which the Company’s board of directors may grant stock options or unvested shares to employees, consultants and advisors of the Company. As of December 31, 2013, the Company has granted stock options and restricted stock awards settleable in common shares. The Plan authorizes grants to purchase up to 5,366,057 and 3,766,057 shares of authorized but unissued Common Stock as of December 31, 2013 and 2012, respectively.
Under the Plan, the board of directors determines various terms and conditions of awards, including option expiration dates, which can be no more than ten years from the date of grant, and the vesting term, which is generally over a four-year period. For stock option grants the exercise price is based on the fair market value of the Common Stock subject to the option grant at the date of grant.
The determination of the fair value of the stock-based award is affected by the deemed fair value of the underlying stock price on the grant date, as well as other assumptions including the risk-free interest rate, the estimated volatility of the Company’s stock price over the term of the award, the estimated period of time that the Company expects employees to hold their stock options and the expected dividend rate.
Stock-based compensation expense recognized in the statements of operations is based on awards ultimately expected to vest, and they have been reduced for estimated forfeitures. The forfeiture rates used for valuing stock-based compensation were estimated based on historical experience.
At December 31, 2013, there were 806,439 additional shares available for the Company to grant under the Plan. The fair value of each option award is estimated on the date of grant using the Black‑Scholes‑Merton option‑pricing model. The Company uses company-specific historical data to estimate the expected term of the option, such as employee option exercise and employee post‑vesting departure behavior. Separate groups of employees that have similar historical exercise behavior are considered separately for valuation purposes.
Since the Company’s shares are not publicly traded and its shares are rarely traded privately, expected volatility is estimated based on the average historical volatility of similar entities with publicly traded shares. The risk‑free rate for the expected term of the option is based on the U.S. Treasury yield curve at the date of grant.
The per-share fair value of each stock option was determined on the date of grant using the following assumptions:

	As of December 31,
	2013	2012

Expected volatility	60%	60%
Expected life (years)	6.8 - 10.0	6.8 - 10.0
Expected dividend yield	0%	0%
Risk-free interest rate	1.69% - 3.04%	0.91% - 2.75%

Stock option activity during the periods indicated is as follows:

	Number of shares	Weighted- average exercise price	Weighted- average remaining contractual life (years)	Aggregate intrinsic value

Balance at December 31, 2011	1,702,823	$0.58	8.03	$1,289,387
Granted	1,733,027	$1.34		$—
Exercised	(34,063)	$0.32		$34,742
Canceled and forfeited	(723,488)	$0.91		$374,614
Balance at December 31, 2012	2,678,299	$0.99	8.36	$4,891,857
Granted	1,973,426	$1.34		$—
Exercised	(13,532)	$1.34		$461
Canceled and forfeited	(406,989)	$1.30		$79,981
Balance at December 31, 2013	4,231,204	$1.12	8.22	$927,104
Vested and exercisable as of December 31, 2013	1,496,475	$0.74	6.47	$898,108
Vested and exercisable as of December 31, 2013 and expected to vest thereafter	3,849,506	$1.10	8.12	$925,263
The weighted-average grant date fair value of options granted during 2013 and 2012 was $0.79 and $0.78, respectively
The following table summarizes information about stock options outstanding as of December 31, 2013:

Exercise price per share	Number outstanding	Weighted-average remaining contractual life (years)	Vested and exercisable

$0.25	562,535	4.31	562,535
$0.35	317,112	6.72	287,823
$1.34	3,351,557	9.04	646,117
	4,231,204		1,496,475
At December 31, 2013, there was $1,633,160 of total unrecognized compensation cost related to unvested stock options granted under the Plan. That cost is expected to be recognized over a weighted-average period of 3.04 years. The total fair value of shares vested during the years ended December 31, 2013 and 2012 was $507,384 and $188,920, respectively.
Total stock compensation expense, which includes outright grants of stock, was as follows for the years ended December 31, 2013 and 2012, respectively.

	As of December 31,
	2013	2012
Cost of revenue	$51,541	$27,557
Research and development	89,730	92,110
Sales and marketing	156,649	48,275
General and administrative	301,021	112,125
Total	$598,941	$280,067

The Company currently uses authorized and unissued shares to satisfy share award exercises. In addition to employee stock grants, the Company has also issued stock grants to non-employees in the past and may do so in the future.
Note 8 - Stockholders’ equity
Series D convertible preferred stock issuance
In January 2013, the Company issued 4,960,317 shares of Series D Convertible Preferred Stock for an issuance price of $3.024 per share for proceeds of $14,844,416, which were net of $155,582 of issuance costs paid.
Convertible preferred stock
As of December 31, 2013 and 2012, Preferred Stock consisted of the following:

	As of December 31, 2013
	Shares authorized	Issued and outstanding	Per share	Proceeds, Net of Issuance Costs	Liquidation preference

Series A	3,585,000	3,525,000	$1.000	$3,444,575	$3,525,000
Series B	6,783,868	6,710,638	1.229	8,174,579	8,247,374
Series C	5,634,451	5,597,014	2.814	15,634,997	15,749,997
Series D	5,000,000	4,960,317	3.024	14,844,416	14,999,999
	21,003,319	20,792,969		$42,098,567	$42,522,370

	As of December 31, 2012
	Shares authorized	Issued and outstanding	Per share	Proceeds, Net of Issuance Costs	Liquidation preference

Series A	3,585,000	3,525,000	$1.000	$3,444,575	$3,525,000
Series B	6,783,868	6,710,638	1.229	8,174,579	8,247,374
Series C	5,680,000	5,597,014	2.814	15,634,997	15,749,997
	16,048,868	15,832,652		$27,254,151	$27,522,371

Common stock
As of December 31, 2013 and 2012, the Company was authorized to issue 30,000,000 and 24,000,000 shares of Common Stock, of which 3,761,840 and 3,735,308 were issued and outstanding, respectively. As of December 31, 2013 and 2012, 5,366,057 and 3,766,057 shares of Common Stock were reserved for options available to grant under the Company’s stock option plan, respectively.
Dividends
Holders of shares of Preferred Stock shall be entitled to receive non-cumulative dividends as and if declared by the board of directors. Dividends are payable in preference to any dividends of Common Stock declared by the board of directors. No dividends were declared for the periods ended December 31, 2013 and 2012.
Liquidation rights
In the event of liquidation, dissolution or winding up of the Company, the holders of shares of Series D Preferred Stock then outstanding are entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment is to be made to the holders of Series A, Series B or Series C Preferred Stock, or Common Stock, an amount per share equal to the greater of (i) the Series D original issuance price of $3.024, plus any dividends declared but unpaid thereon, and (ii) such amount per share as would have been payable on account of such share of Series D Preferred Stock had all shares of Series D Preferred Stock been converted into Common Stock immediately prior to such liquidation, dissolution or winding up of the Company.
If upon any such liquidation, dissolution or winding up of the Company the assets of the Company available for distribution to its stockholders is insufficient to pay the holders of shares of Series D Preferred Stock the full amount to which they are entitled, the holders of such shares are to share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.
In the event of liquidation, dissolution or winding up of the Company, after the payment in full of the Series D liquidation amount, the holders of Series A, Series B and Series C Preferred Stock shall be entitled to receive an amount equal to the sum of (i) the liquidation preference specified for such shares of Preferred Stock, which is $1.00 per share of Series A, $1.229 per share of Series B and $2.814 per share of Series C, and (ii) all declared but unpaid dividends. If upon the liquidation, dissolution or winding up of the Company, the assets of the Company legally available for distribution to the holders of the Series A, Series B and Series C Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series A, Series B and Series C Preferred Stock in proportion to the full amounts to which they would otherwise be entitled.
After the payment or setting aside for payment to the holders of Series A, Series B and Series C Preferred Stock of the full amounts, the entire remaining assets of the Company legally available for distribution shall be distributed pro rata to holders of the Common Stock of the Company in proportion to the number of shares of Common Stock held by them.
Conversion
Each share of Preferred Stock is convertible, at the option of the holder, at any time after the date of issuance of such share, at the office of the Company or the transfer agent into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the original issue price by the conversion price in effect on the date the certificate is surrendered for conversion.
Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the then effective conversion rate for such share (i) immediately prior to the closing of a firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of the Company’s Common Stock, provided that the aggregate gross proceeds to the Company before deduction of underwriters’ commissions and expenses are not less than $50,000,000, or (ii) upon the receipt by the Company of a written request for such conversion from the holders of at least a majority of the Preferred Stock then outstanding, or, if later, the effective date for conversion specified in such requests.
The holders of Preferred Stock and the holders of Common Stock shall vote together and not as separate classes. Each holder of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Preferred Stock held by such holder could be converted as of the record date. The holders of shares of Preferred Stock shall be entitled to vote on all matters on which the Common Stock shall be entitled to vote.
At any time shares of Preferred Stock remaining outstanding, the Company will be required to gain a majority vote of the outstanding Preferred Stock holders and either (i) a majority of the outstanding Series C Preferred Stock holders or (ii) a majority of the outstanding Series D Preferred Stock holders to do any of the following: (i) amend Company bylaws to materially alter or change the voting or other powers, preferences or other special rights, privileges or restrictions of any series of Preferred Stock, (ii) change the authorized number of shares of stock, (iii) issue shares of new stock, (iv) authorize or issue certain financial instruments including convertible debt or other securities with equity participation, (v) enter into certain purchases or redemptions of capital stock shares of the Company, (vi) agreement regarding an asset transfer or acquisition of the Company with the further requirement to obtain to gain a majority vote of the majority of the outstanding Series D Preferred Stock holders if the amount tis less than one and a half times the original issue price of the Series D Preferred Stock, (vii) incur indebtedness for borrowed money on its own behalf or as a guarantor, in an amount in excess of $5,000,000, individually or in the aggregate, (viii) acquisition of assets in excess of $5,000,000, (ix) any transaction with a director or stock of the company or immediate family members or affiliates thereof and (x) any change in the number of members of the Company’s Board of Directors.

Warrants to purchase Preferred Stock
The Company has issued to various third parties warrants to purchase Preferred Stock. The Company had the following warrants outstanding as of December 31, 2013 and 2012:

	As of December 31, 2013
Issuance Date	Preferred Stock series	Exercise price per share	Number of shares underlying warrant	Fair Value	Expiration Date

2008	Series A	$1.000	60,000	29,224	2018
2010	Series B	$1.229	73,230	39,088	2017
2012	Series C	$2.814	32,107	49,190	2019
			165,337	117,502

	As of December 31, 2012
Issuance Date	Preferred Stock series	Exercise price per share	Number of shares underlying warrant	Fair Value	Expiration Date

2008	Series A	$1.000	60,000	31,463	2018
2010	Series B	$1.229	73,230	43,556	2017
2012	Series C	$2.814	32,107	52,000	2019
			165,337	127,019
The fair value of the Preferred Stock warrants as of December 31, 2013 and 2012 was based on the Black-Scholes option-pricing model using the following assumptions:

	As of December 31,
	2013	2012

Expected volatility	60%	60%
Expected life (years)	3.5 - 5.6	4.5 - 6.6
Expected dividend yield	0%	0%
Risk-free interest rate	0.9% - 1.7%	0.7% - 1.2%
Note 9 - Employee benefit plan
The Company has a “401(k) Plan” defined contribution retirement plan under Internal Revenue Code Section 401(k). The “401(k) Plan” covers substantially all U.S. employees. Eligible employees are allowed to contribute up to the allowable IRS limit. The Company has not made any contributions to the “401(k) Plan” as of December 31, 2013 or December 31, 2012.
Note 10 - Subsequent Events
Loan agreement
In February 2014, the Company entered into a loan agreement to borrow up to $2,000,000 (Loan #4). In connection with the loan, the Company granted warrants to the lender to purchase 44,371 shares of Series D convertible preferred stock at $3.024. The warrants are exercisable from the date of issuance and expire in 2024. Borrowings on the loan bear interest equal to 2.0% above the prime rate. The loan is 40 months with interest-only payments for the first four months, followed by 36 months of principal and interest payments.
Series D convertible Preferred Stock
In February 2014, the stockholders approved an increase in the number of shares authorized for issuance under Series D by 5,000 shares, bringing the total authorized shares to 5,005,000.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
The Board of Directors
Evolv Inc.
We have audited the accompanying financial statements of Evolv Inc. (a Delaware corporation), which comprise the balance sheets as of December 31, 2013 and 2012, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.
Management’s responsibility for the financial statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Evolv Inc. as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
Emphasis of matter regarding going concern
The accompanying financial statements have been prepared assuming that Evolv Inc. will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s recurring losses from operation, negative cash flows from operations and future cash requirements raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Grant Thornton LLP

San Francisco, California
July 24, 2014